EXHIBIT 99.1
GoPro Announces Second Quarter 2019 Results
Second Quarter Results In-line with Guidance
Revenue of $292 Million Increased 20% Sequentially and 3% Year-over-Year
Sell-Through of Cameras at $300 and Above Increased More Than 90% Year-over-Year
GoPro Plus Paid Subscribers Increased 15% Sequentially and 50% Year-over-Year

SAN MATEO, Calif., August 1, 2019 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its second quarter ended June 30, 2019.
“In the second quarter, we grew revenue and achieved profitability on a non-GAAP basis,” said founder and CEO Nicholas Woodman. “Given our continued sell-through momentum, channel inventory levels and the strength of new products slated for later this year, we are raising our outlook for the second half of 2019.”
Recent GoPro Highlights

•	Revenue for Q2 2019 was $292 million, up 20% sequentially, 3% year-over-year, and 9% year-over-year excluding our aerial business, which we exited in 2018.

•	GAAP gross margin for Q2 2019 was 35%, up from 29% in the same period a year ago. Non-GAAP gross margin for Q2 2019 was 36%, up from 31% in the same period a year ago.

•	Q2 2019 GAAP net loss was $11 million, or an $0.08 loss per share. Non-GAAP net income was $4 million, or a $0.03 income per share, a $25 million improvement year-over-year.

•	GoPro reduced Q2 2019 GAAP and non-GAAP operating expenses by $5 million and $7 million, a year-over-year reduction of 4% and 6%, respectively.

•	Cash and investments totaled $130 million at the end of Q2 2019.

•	GoPro’s Plus subscription service surpassed 252,000 active paying subscribers as of July 31, 2019, up 15% since our Q1 2019 Earnings Release dated May 9, 2019, and up more than 50% year-over-year.

•
In the US, GoPro captured 94% dollar share of the action camera category in Q2 2019, according to the NPD Group. HERO7 Black was the No. 1 selling camera in all of digital imaging by unit volume, and GoPro’s HERO7 line plus its spherical camera, Fusion, were the top-four selling cameras in our category according to the NPD Group.

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In Europe, during Q2 2019, GoPro had three cameras in the top-five in our category, and in the $200 and above price band of the action camera category, GoPro held 83% and 82% market share in units and dollars, respectively, according to GfK.

•	In APAC, GoPro sell-through grew by 11% and 1% in Q2 2019, year-over-year, on a dollar and unit basis, according to GfK.

•	In Japan, GoPro market share of the action camera category in units increased from 58% to 59% in Q2 2019, year-over-year, according to GfK.

•	In China, GoPro sell-through units grew by 9% in Q2 2019, year-over-year, according to GfK.

•
Organic viewership of GoPro content achieved an all-time Q2 high in Q2 2019 with 158 million organic, non-paid views. GoPro’s YouTube channel registered a record 115 million organic views in the quarter, and in June the channel achieved 46 million organic views, our highest performing month, ever.

•	Social followers increased by nearly 1 million in Q2 2019 to approximately 41 million, driven primarily by increases on YouTube and Instagram.

•	GoPro.com drew record Q2 web traffic in Q2 2019, increasing 22% year-over-year and 9% sequentially. Ecommerce revenue increased 55% year-over-year.

•	On July 31, 2019, GoPro merged the GoPro and Quik Apps, unlocking new features and tools for photo and video editing.

•	In Q2, GoPro sold its 35 millionth HERO camera since the launch of the first HD HERO in 2009.

•	In June, 2019, GoPro began manufacturing U.S. bound cameras in Guadalajara, Mexico.

Results Summary:

	Three months ended June 30,
($ in thousands, except per share amounts)	2019	2018	% Change
Revenue	$292,429	$282,677	3.4%
Gross margin
GAAP	34.9%	29.5%	540 bps
Non-GAAP	35.8%	30.8%	500 bps
Operating income (loss)
GAAP	$(6,947)	$(30,836)	77.5%
Non-GAAP	$7,532	$(16,719)	145.1%
Net income (loss)
GAAP	$(11,287)	$(37,269)	69.7%
Non-GAAP	$4,193	$(20,843)	120.1%
Diluted net income (loss) per share
GAAP	$(0.08)	$(0.27)	70.4%
Non-GAAP	$0.03	$(0.15)	120.0%
Adjusted EBITDA	$13,616	$(8,697)	256.6%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 254-3590 or (323) 794-2551, access code 5093772, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
For more information, visit www.gopro.com. GoPro users can submit their photos, raw clips and video edits to GoPro Awards for social stoke, GoPro gear and cash prizes. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro's blog The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro’s investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items. When planning, forecasting and analyzing gross margin, operating expenses, other income (expense), tax (benefit) expense, net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include, but are not limited to planned growth and increased profitability in 2019 and beyond. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets, and may not result in the expected improvement in our profitability; our ability to continue to focus on expense management; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including roadmap for new hardware, software and subscription products) and transitions, including managing our sales channel and inventory, and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products and our reliance on third party logistics partners to deliver without interruption; our dependence on sales of our cameras, mounts and accessories, and subscription services for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products); the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending; any changes to trade policies, tariffs, and import/export regulations; the effects of transferring most U.S.-bound production out of China; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2018, and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, each of which are on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Revenue	$292,429	$282,677	$535,137	$485,023
Cost of revenue	190,244	199,308	352,605	356,738
Gross profit	102,185	83,369	182,532	128,285

Operating expenses:
Research and development	38,811	38,225	76,275	89,204
Sales and marketing	52,135	60,256	99,425	109,426
General and administrative	18,186	15,724	34,067	35,230
Total operating expenses	109,132	114,205	209,767	233,860
Operating loss	(6,947)	(30,836)	(27,235)	(105,575)
Other income (expense):
Interest expense	(4,882)	(4,621)	(9,409)	(9,188)
Other income, net	(63)	(1,106)	765	(929)
Total other expense, net	(4,945)	(5,727)	(8,644)	(10,117)
Loss before income taxes	(11,892)	(36,563)	(35,879)	(115,692)
Income tax (benefit) expense	(605)	706	(227)	(2,076)
Net loss	$(11,287)	$(37,269)	$(35,652)	$(113,616)

Basic and diluted net loss per share	$(0.08)	$(0.27)	$(0.25)	$(0.82)

Weighted-average number of shares outstanding, basic and diluted	144,668	139,166	143,640	138,515

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$91,250	$152,095
Marketable securities	38,860	45,417
Accounts receivable, net	144,649	129,216
Inventory	129,170	116,458
Prepaid expenses and other current assets	25,457	30,887
Total current assets	429,386	474,073
Property and equipment, net	40,881	46,567
Operating lease right-of-use assets	54,722	—
Intangible assets, net and goodwill	155,433	159,524
Other long-term assets	18,173	18,195
Total assets	$698,595	$698,359

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$114,801	$148,478
Accrued expenses and other current liabilities	125,828	135,892
Short-term operating lease liabilities	9,241	—
Deferred revenue	13,700	15,129
Total current liabilities	263,570	299,499
Long-term debt	143,786	138,992
Long-term operating lease liabilities	64,940	—
Other long-term liabilities	29,604	47,756
Total liabilities	501,900	486,247

Stockholders’ equity:
Common stock and additional paid-in capital	915,051	894,755
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(604,743)	(569,030)
Total stockholders’ equity	196,695	212,112
Total liabilities and stockholders’ equity	$698,595	$698,359

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2019	2018	2019	2018
Operating activities:
Net loss	$(11,287)	$(37,269)	$(35,652)	$(113,616)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,552	9,173	13,402	18,080
Amortization of leased assets	2,763	—	5,389	—
Stock-based compensation	10,606	10,011	20,391	20,834
Deferred income taxes	(59)	(32)	(97)	(625)
Non-cash restructuring charges	2	323	(199)	3,256
Non-cash interest expense	2,236	2,018	4,378	3,952
Other	558	(839)	229	(567)
Net changes in operating assets and liabilities	(12,407)	13,117	(73,861)	(31,924)
Net cash used in operating activities	(1,036)	(3,498)	(66,020)	(100,610)

Investing activities:
Purchases of property and equipment, net	(1,275)	(96)	(1,999)	(6,878)
Purchases of marketable securities	(23,219)	—	(30,167)	(14,896)
Maturities of marketable securities	30,878	15,000	35,278	35,000
Sale of marketable securities	—	—	1,889	—
Net cash provided by investing activities	6,384	14,904	5,001	13,226

Financing activities:
Proceeds from issuance of common stock	65	215	3,877	3,425
Taxes paid related to net share settlement of equity awards	(1,324)	(1,350)	(3,997)	(3,752)
Net cash used in financing activities	(1,259)	(1,135)	(120)	(327)
Effect of exchange rate changes on cash and cash equivalents	220	(415)	294	50
Net change in cash and cash equivalents	4,309	9,856	(60,845)	(87,661)
Cash and cash equivalents at beginning of period	86,941	104,987	152,095	202,504
Cash and cash equivalents at end of period	$91,250	$114,843	$91,250	$114,843

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect tax payments that reduce cash available to us;

•
adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;

•
adjusted EBITDA excludes the amortization of POP display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;

•	adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that is inconsistent in amount and frequency;

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adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, facilities consolidation charges recorded in connection with restructuring actions announced in the fourth quarter of 2016, first quarter of 2017 and first quarter of 2018, and the related ongoing operating lease cost of those facilities recorded under Accounting Standards Codification 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;

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adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;

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non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired;

•
non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;

•
non-GAAP net income (loss) excludes a gain on the sale and license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;

•
non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and

•	other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
GAAP net loss	$(11,287)	$(37,269)	$(35,652)	$(113,616)
Stock-based compensation:
Cost of revenue	522	490	1,035	872
Research and development	4,884	4,960	9,561	9,965
Sales and marketing	2,221	2,313	4,434	5,060
General and administrative	2,979	2,248	5,361	4,937
Total stock-based compensation	10,606	10,011	20,391	20,834

Acquisition-related costs:
Cost of revenue	2,009	3,334	4,091	5,989
General and administrative	—	—	—	3
Total acquisition-related costs	2,009	3,334	4,091	5,992

Restructuring and other costs:
Cost of revenue	71	3	87	1,242
Research and development	784	145	881	9,744
Sales and marketing	395	229	498	3,847
General and administrative	614	395	701	2,677
Total restructuring and other costs	1,864	772	2,167	17,510

Non-cash interest expense	2,236	2,018	4,378	3,952
Income tax adjustments	(1,235)	291	(1,353)	(2,879)
Non-GAAP net income (loss)	$4,193	$(20,843)	$(5,978)	$(68,207)

Shares for diluted net income (loss) per share	146,224	139,166	143,640	138,515

Non-GAAP diluted net income (loss) per share	$0.03	$(0.15)	$(0.04)	$(0.49)

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands)	2019	2018	2019	2018
GAAP gross profit	$102,185	$83,369	$182,532	$128,285
Stock-based compensation	522	490	1,035	872
Acquisition-related costs	2,009	3,334	4,091	5,989
Restructuring and other costs	71	3	87	1,242
Non-GAAP gross profit	$104,787	$87,196	$187,745	$136,388

GAAP gross profit as a % of revenue	34.9%	29.5%	34.1%	26.4%
Stock-based compensation	0.2	0.2	0.2	0.2
Acquisition-related costs	0.7	1.1	0.8	1.2
Restructuring and other costs	—	—	—	0.3
Non-GAAP gross profit as a % of revenue	35.8%	30.8%	35.1%	28.1%

GAAP operating expenses	$109,132	$114,205	$209,767	$233,860
Stock-based compensation	(10,084)	(9,521)	(19,356)	(19,962)
Acquisition-related costs	—	—	—	(3)
Restructuring and other costs	(1,793)	(769)	(2,080)	(16,268)
Non-GAAP operating expenses	$97,255	$103,915	$188,331	$197,627

GAAP operating loss	$(6,947)	$(30,836)	$(27,235)	$(105,575)
Stock-based compensation	10,606	10,011	20,391	20,834
Acquisition-related costs	2,009	3,334	4,091	5,992
Restructuring and other costs	1,864	772	2,167	17,510
Non-GAAP operating income (loss)	$7,532	$(16,719)	$(586)	$(61,239)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2019	2018	2019	2018
GAAP net loss	$(11,287)	$(37,269)	$(35,652)	$(113,616)
Income tax (benefit) expense	(605)	706	(227)	(2,076)
Interest expense, net	4,479	4,299	8,562	8,511
Depreciation and amortization	6,552	9,173	13,402	18,080
POP display amortization	2,007	3,611	3,938	7,523
Stock-based compensation	10,606	10,011	20,391	20,834
Restructuring and other costs	1,864	772	2,167	17,510
Adjusted EBITDA	$13,616	$(8,697)	$12,581	$(43,234)

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Investor Contact
investor@gopro.com

Media Contact
Christopher Clark
pr@gopro.com